Exhibit 10.56.1

AMENDMENT TO THE

CASH BALANCE RETIREMENT PLAN FOR EMPLOYEES OF

ASSOCIATED GROCERS, INC.

The President of Associated Grocers, Inc. (the “Company”), pursuant to his authority to adopt amendments under Section 12.1 of the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (the “Plan”), hereby amends the Plan in the following respects, effective March 28, 2005:

1. The second-to-last paragraph of Section 10.6 of the Plan is hereby amended to read as follows:

In no event shall payments in a form other than the automatic form described in Section 5.2 commence prior to the Participant’s Normal Retirement Age if the Actuarially Equivalent present value of the Participant’s Accrued Benefit at the time benefits commence exceeds $1,000 without the written consent of the Participant and the spouse, if any. Spouse consent must acknowledge the effect of such election and must be notarized or witnessed by a Plan representative.

2. Section 10.8(c) is hereby amended to read as follows:

(c)	Small Benefits

For Participants who receive distributions on or after March 28, 2005, and in cases where the Actuarially Equivalent present value of a vested or payable benefit is less than or equal to $1,000, the Retirement Committee shall direct such present value be paid in a lump sum distribution as soon as practical following Termination and prior to the Annuity Starting Date. Neither Participant nor spousal consent is required for such a distribution.

IN WITNESS WHEREOF, the Employer has caused this amendment to be executed this 22nd day of December, 2005.

ASSOCIATED GROCERS, INC.

By	/s/ John S. Runyan
Its President

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